Exhibit (a.15)

MARSHALL FUNDS, INC.

AMENDMENT NO. 14

TO

ARTICLES OF INCORPORATION

The undersigned Secretary of Marshall Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statues, the following Amendment was duly adopted to create the Marshall Tax-Free Money Market Fund as an additional class of common stock.

“Section (a) of Article IV is hereby amended by deleting section (a) thereof and inserting the following as a new paragraph:

‘(a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

CLASS

Advisor Class	Series	Authorized Number of Shares
Marshall Equity Income Fund	Series A	Indefinite
Marshall Government Income Fund	Series A	Indefinite
Marshall Intermediate Bond Fund	Series A	Indefinite
Marshall Mid-Cap Growth Fund	Series A	Indefinite
Marshall Money Market Fund	Series A	Indefinite
Marshall Short-Term Income Fund	Series A	Indefinite
Marshall Large-Cap Growth & Income Fund	Series A	Indefinite
Marshall Mid-Cap Value Fund	Series A	Indefinite
Marshall International Stock Fund	Series A	Indefinite
Marshall Small-Cap Growth Fund	Series A	Indefinite

Investor Class
Marshall Equity Income Fund	Series Y	Indefinite
Marshall Government Income Fund	Series Y	Indefinite
Marshall Intermediate Bond Fund	Series Y	Indefinite
Marshall Mid-Cap Growth Fund	Series Y	Indefinite
Marshall Money Market Fund	Series Y	Indefinite
Marshall Government Money Market Fund	Series Y	Indefinite
Marshall Short-Term Income Fund	Series Y	Indefinite
Marshall Large-Cap Growth & Income Fund	Series Y	Indefinite
Marshall Mid-Cap Value Fund	Series Y	Indefinite
Marshall Intermediate Tax-Free Fund	Series Y	Indefinite
Marshall International Stock Fund	Series Y	Indefinite
Marshall Small-Cap Growth Fund	Series Y	Indefinite
Marshall Tax-Free Money Market Fund	Series Y	Indefinite

Institutional Class
Marshall Money Market Fund	Series I	Indefinite
Marshall Government Money Market Fund	Series I	Indefinite
Marshall International Stock Fund	Series I	Indefinite’”

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 27, 2004 in accordance with Sections 180.1002, 180.0601 and 180.0602 of the Wisconsin Statues. Shareholder approval was not required. Prior to this Amendment, none of the Marshall Tax-Free Money Market Fund shares has been issued.

Executed in duplicate this 30 day of July, 2004.

MARSHALL FUNDS, INC.

By:	/s/ Daniel L. Kaminski
Daniel L. Kaminski, Secretary

This instrument was drafted by:

Susan M. Hoaglund

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI 53202

Tele: 414-273-3500

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